EXHIBIT 99.1

    NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REGAINS COMPLIANCE WITH
NYSE AMERICAN CONTINUED LISTING STANDARDS
DALLAS, August 10, 2021 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that on August 9, 2021, the Company received written notice from the NYSE American LLC (the “Exchange”) stating that the Company has regained compliance with all of the continued listing standards set forth in Part 10, Section 1003 of the NYSE American Company Guide (the “Company Guide”).
By meeting the continued listing requirements, Ashford has resolved its continued listing deficiency and, effective at the start of trading on August 10, 2021, the “.BC” designation, signifying noncompliance with the Exchange’s listing standards, will be removed from the “AINC” trading symbol.
“We are pleased to have regained compliance with the NYSE American’s continued listing standards, and remain focused on the execution of our strategic plan,” commented Jeremy J. Welter, Ashford’s President and Chief Operating Officer. “Ashford has an unwavering commitment to maximize value for our shareholders and we remain focused on our unique investment strategy to strategically invest in operating companies that service the hospitality industry and act as an accelerator to grow these companies. The Ashford group of companies are well-positioned to capitalize on the continuing recovery in the hospitality industry and I am excited about the future prospects for our Company.”

As previously announced, on August 26, 2020 the Company received a notification letter (the “Letter”) from the Exchange, which indicated that the Company was not in compliance with the continued listing standards of Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide. Pursuant to these Sections, the Exchange will normally consider suspending dealings in, or removing from the list, securities of a listed company whose stockholders’ equity is less than (i) $2.0 million if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years and (ii) $4.0 million if it has reported losses from continuing operations or net losses in three of its four most recent fiscal years (together, the “Stockholders’ Equity Standards”). However, Section 1003(a) of the Company Guide also states that the Exchange will not normally consider suspending dealings in, or removing from the list, the securities of a listed company that falls below the Stockholders’ Equity Standards if the listed company is in compliance with the following two standards: (1) total value of market capitalization of at least $50 million or total assets and revenue of $50 million each in its last fiscal year, or in two of its last three fiscal years (the “First Standard”), and (2) the listed company has at least 1.1 million shares publicly held, a market value of publicly held shares of at least $15.0 million and 400 round lot shareholders (the “Second Standard”).
When the Company received the Letter, it was not in compliance with the Stockholders’ Equity Standards, but it was in compliance with the First Standard because it had total assets and total revenue of at least $50 million in its last fiscal year and was in compliance with the Second Standard, except that the current market value of publicly held shares was below $15.0 million.
On September 24, 2020, the Company submitted to the Exchange a compliance plan which detailed how it intended to regain compliance with Section 1003(a) by increasing the current market value of the publicly held shares above $15.0 million while maintaining compliance with all other requirements of the First and Second Standards.
As of June 30, 2021, the Company did not meet the requisite Stockholders’ Equity Standards. However, as a result of management’s efforts, the Company has come into compliance with the First and Second Standards, and the Exchange has informed the Company that it has cured the previously cited deficiencies and is in full compliance with the continued listing standards set forth in Part 10, Section 1003 of the Company Guide.

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.
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Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, including one or more possible recurrences of COVID-19 case surges that would cause state and local governments to reinstate travel restrictions and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to maintain compliance with NYSE American LLC continued listing standards; our ability to regain Form S-3 eligibility; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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